SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereinafter “Agreement”), is made and entered into as of the 24th day of April, 2008, by and between Steven Binninger, for himself and his heirs, successors and assigns (“Executive”) on the one hand, and JDCO, Inc., a California corporation (“Company”) on the other hand, with reference to the following facts:

A. Executive has been employed by the Company as President and Chief Operating Officer pursuant to the terms of an Employment Agreement entered into between Company and Executive effective November 27, 2006 (the “Employment Agreement”).

B. Executive has been on a personal leave of absence from his role with the Company since November 20, 2007.

C. Executive has decided to voluntarily terminate his employment with the Company effective April 24, 2008, and the Company is willing to waive the required thirty (30) day voluntary termination written notice period set forth in Section 2.9 of the Employment Agreement.

D. Executive and Company (collectively the “Parties”) each desire to settle, compromise, and resolve fully and finally any and all claims and disputes, whether known or unknown, which exist or could exist on Executive’s behalf against Company, from the beginning of time to the date of this Agreement.

NOW, THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

1. Termination of Employment - Resignation. Executive and Company mutually agree that Executive shall voluntarily resign from employment effective on April 24, 2008 (the “Termination Date”) and that the Employment Agreement between the Parties is hereby terminated as of the Termination Date and shall no longer be of any force or effect.

2. Agreement by Executive. Executive represents and agrees that he has been fully compensated for all salary, wages and benefits that he has earned as of the Termination Date and Executive acknowledges and agrees that Executive is not entitled to receive and will not claim any further compensation or benefits relating to his employment with the Company. Executive further agrees to promptly submit a written letter of resignation to the Company resigning from his positions of President and Chief Operating Officer with the Company and from his positions as President and Chief Operating Officer with each of Java Detour, Inc., a Delaware corporation and sole shareholder of the Company (“Java Detour”), and Java Detour Franchise Corp., a California corporation and wholly-owned subsidiary of the Company (“Java Franchise”). However, the Parties agree that Executive shall continue to serve on the Board of Directors of the Company, Java Detour and Java Franchise pursuant to such terms applicable to other Directors of the Company, Java Detour and Java Franchise, respectively.

3. Non-Disparagement. Executive agrees not to make any derogatory, defamatory, disparaging, or detrimental remarks, statements, or communications about the Company (including with respect to any employees, agents, clients, officers or owners of the Company), to any person, entity or organization at any time, and Executive agrees not to publicly criticize the Company unless compelled to do so by law or legal duty.

4. Release of All Claims by Executive. Executive, for himself and his heirs, successors, and assigns, does hereby waive, release, acquit, and forever discharge Company, and Company’s parents, subsidiaries, affiliates, and related entities or companies, and all past and present officers, directors, shareholders, owners, managers, members, executives, agents, partners, trustees, attorneys, heirs, successors, and assigns, (hereinafter “Released Parties”) from any and all claims, actions, charges, complaints and causes of action (hereinafter collectively referred to as “claims”), of whatever nature, whether known or unknown, which exist or may exist on Executive’s behalf against Released Parties as of the date of this Agreement, including but not limited to any and all tort claims, contract claims, wage claims, bonus claims, overtime claims, penalty claims, wrongful termination claims, public policy claims, retaliation claims, statutory claims, personal injury claims, emotional distress claims, privacy claims, defamation claims, fraud claims, and any and all claims arising under any federal, state or other governmental statute, law, regulation or ordinance relating to employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the California Labor Code, the California Business & Professions Code, and the California Fair Employment and Housing Act covering discrimination in employment, including race, color, religious creed, national origin, ancestry, physical or mental disability, medical condition, marital status, sex, sexual orientation, age, and harassment or retaliation.

5. Waiver of Unknown Claims. Executive further understands and agrees that he hereby expressly waives and relinquishes any and all claims, rights or benefits that he may have under California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which if known by him or her must have materially affected his or her settlement with the debtor.”

In connection with such waiver and relinquishment, Executive acknowledges that he may hereafter discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the matters released herein, but that Executive expressly agrees to fully, finally, and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on his behalf against the Released Parties at the time of execution of this Agreement, including, but not limited to, any and all claims relating to or arising from Executive’s employment with Company or the termination of the employment relationship.

6. Return of Company Property. Executive agrees to immediately return to Company, if and when requested, all Company property and equipment of any kind in his possession or control, including all keys, phones, files and/or documents, books of account, and records of any type or kind pertaining to the Company.

7. Ownership of Claims. Executive represents and warrants that he is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands as herein contained and that there has been no assignment or other transfer of any interest of any claim or demand which he may have against Company.

8. Attorneys’ Fees and Costs. If any legal action is brought under this Agreement for an asserted breach or to enforce any of its terms, the prevailing party shall be entitled to recover costs and reasonable attorneys’ fees.

9. Confidentiality. The Parties understand and agree that the matters discussed in negotiating the terms of this Agreement are entirely confidential. It is therefore expressly understood and agreed that Executive will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization, or other entity, except as may be required by law and except to Executive’s immediate family members and professional representatives, who shall be informed of and bound by this confidentiality clause.

10. Successors and Assigns. It is expressly understood and agreed by the Parties that this Agreement and all of its terms shall be binding upon the Parties’ respective representatives, heirs, executors, administrators, successors and assigns.

11. Integration. This Agreement constitutes a single, integrated, written contract, expressing the entire agreement between the Parties. In this regard, the Parties represent and warrant that they are not relying on any promises or representations which do not appear written herein. The Parties further understand and agree that this Agreement can be amended or modified only by a written agreement, signed by all of the Parties hereto.

12. Voluntary Agreement. Executive understands that he may be waiving significant legal rights by signing this Agreement and Executive represents and agrees that he has entered into this Agreement voluntarily, with a full understanding of and in agreement with all of its terms. Executive is hereby advised to consult with an attorney prior to signing this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement and General Release effective on the date indicated above.

JDCO, INC.

By:	/s/ Michael Binninger
Name: Michael Binninger
Title: Chief Executive Officer

EXECUTIVE:

/s/ Steven Binninger
Steven Binninger

[Signature Page to Separation Agreement and General Release]